UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2020

The Middleby Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-09973	36-3352497
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Toastmaster Drive,

Elgin, Illinois 60120

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 741-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MIDD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Notes Indenture

On August 21, 2020, The Middleby Corporation (the “Company”) issued $747,500,000 aggregate principal amount of its 1.00% Convertible Senior Notes due 2025 (the “Notes”) in a private offering pursuant to an Indenture, dated as of August 21, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Notes are senior, unsecured obligations of the Company, and will bear interest at a rate of 1.00% per annum, payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2021. The Notes mature on September 1, 2025 unless they are redeemed, repurchased or converted prior to such date in accordance with their terms.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may become due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(i)	default by the Company in any payment of interest on any of the Notes when due and payable, and such default continues for a period of 30 days;

(ii)	default by the Company in the payment of principal of any of the Notes when the same becomes due and payable at the maturity date, optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(iii)	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon the exercise of a holder’s conversion right, and such failure continues for five business days;

(iv)	failure by the Company to give a fundamental change notice or a notice of a specified corporate transaction at the time and in the manner provided in the Indenture, in each case when due and (and in the case of any such notice other than certain notices in connection with certain specified corporate transactions) such failure continues for five business days;

(v)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(vi)	failure by the Company for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its agreements under the Notes or the Indenture (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Clauses (i) through (v) above);

(vii)	a default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, and such default

a.	results in such indebtedness becoming or being declared due and payable prior to its stated maturity, or

b.	constitutes a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, acceleration or otherwise; or

(viii)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.

The Notes are convertible at an initial conversion rate of 7.7746 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $128.62 per share of Common Stock, subject to adjustment as set forth in the Indenture. The initial conversion price of the Notes represents a premium of approximately 33% to the $96.71 per share closing trading price of the Common Stock on August 18, 2020, the pricing date of the offering of the Notes.

Holders of the Notes who convert their Notes in connection with a Make-Whole Fundamental Change or during a Redemption Period (each as defined in the Indenture) will be, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a Fundamental Change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding June 1, 2025, in multiples of $1,000 principal amount, only under the following circumstances:

•	during any fiscal quarter commencing after the fiscal quarter ending on January 2, 2021 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•	during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that ten day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on each such trading day;

•	if the Company calls such Notes for redemption; or

•	upon the occurrence of specified corporate events.

The Company may redeem all or any portion of the Notes, at its option, on or after September 5, 2023 and prior to the 41st scheduled trading day immediately preceding the maturity date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides written notice of redemption.

The foregoing description of the terms of the Indenture is qualified in its entirety by reference to the Indenture and the form of global note representing the Notes, a copy each of which is filed as Exhibits 4.1 and 4.2 hereto, respectively, and is incorporated herein by reference.

Capped Call Transactions

On August 18, 2020, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Bank of America, N.A., JPMorgan Chase Bank, National Association and Bank of Montreal (the “Capped Call Counterparties”). On August 19, 2020, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into privately negotiated additional capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Capped Call Counterparties. The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that initially underlie the Notes, including the Notes purchased pursuant to the option to purchase additional Notes. The cap price of the Capped Call Transactions is initially approximately $207.93 per share of Common Stock, representing a premium of 115% above the last reported sale price of $96.71 per share of Common Stock on August 18, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce or offset potential dilution to holders of Common Stock upon conversion of the Notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted Notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price.

In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to enter into various derivative transactions with respect to Common Stock and/or purchase Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Common Stock or the Notes concurrently with, or shortly after, the pricing of the Notes.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Common Stock and/or purchasing or selling Common Stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes. This activity could decrease (or avoid an increase) in the market price of Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the description of the Base Capped Call Confirmations and the Additional Capped Call Confirmations is qualified in its entirety by reference to the form of the Capped Call Transaction confirmation (the “Capped Call Confirmation”), a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Credit Agreement Amendment

On August 21, 2020, the Company used a portion of the net proceeds from the offering of the Notes to prepay $400 million aggregate principal amount of its term loan obligations owed under its existing five-year, amended and restated multi-currency credit agreement (the “Existing Credit Agreement”). Concurrently with such prepayment, the Company’s previously disclosed First Amendment to Seventh Amended and Restated Credit Agreement (the “First Credit Agreement Amendment”), dated as of August 6, 2020, among Middleby Marshall Inc., a subsidiary of the Company, Bank of America, N.A., as administrative agent, and certain lenders named therein, became effective and amended the Existing Credit Agreement as described under the heading “Credit Agreement Amendment” set forth in Item 8.01 of the Company’s Current Report on Form 8-K (File No.: 001-09973), filed with the Securities and Exchange Commission on August 17, 2020, and such information is incorporated by reference into this Item 1.01.

The foregoing description of the terms of the First Credit Agreement Amendment is qualified in its entirety by reference to the First Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report under the heading “Convertible Notes Purchase Agreement” and in Item 1.01 of this Current Report under the heading “Convertible Notes Indenture” is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

Convertible Notes Purchase Agreement

On August 18, 2020, the Company entered into a Purchase Agreement with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell to the Initial Purchasers the Notes in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The offering of the Notes closed on August 21, 2020.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. A maximum of 7,729,225 shares of Common Stock may be issued upon conversion of the Notes, subject to adjustment as set forth in the Indenture.

On August 18, 2020, the Company issued a press release announcing the pricing of its Notes Offering. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture (including form of Global Note) with respect to The Middleby Corporation’s 1.00% Convertible Senior Notes due 2025, dated as of August 21, 2020, between The Middleby Corporation and U.S. Bank National Association, as trustee.

4.2	Form of Global Note for the 1.00% Convertible Senior Notes due 2025 (included in Exhibit 4.1).

10.1	First Amendment to Seventh Amended and Restated Credit Agreement, dated as of August 17, 2020, among Middleby Marshall Inc., a subsidiary of the Company, Bank of America, N.A., as administrative agent, and certain lenders named therein.

10.2	Form of Capped Call Confirmation.

99.1	Press Release of The Middleby Corporation, dated as of August 18, 2020, relating to the pricing of the offering of its 1.00% Convertible Senior Notes due 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

By:	/s/ Bryan E. Mittelman
Bryan E. Mittelman
Chief Financial Officer

Date: August 21, 2020